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                                                                 Exhibit 2(i)(a)


                                STATE OF FLORIDA

                              Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of MEDIA ADVISORY GROUP, INC., a Florida corporation, filed on July 1, 1998, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000012041. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P98000058690.

                    Given under my hand and the
                    Great Seal of the State of Florida,
                    at Tallahassee, the Capital, this the
                    First day of July, 1998

Authentication Code: 898AO0035773-070198-P98000058690-1/1



   [Seal]
CR2EO22 (1-95)

                                       /s/ Sandra B. Mortham
                                       -----------------------------------------
                                       Sandra B. Mortham
                                       Secretary of State



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                            ARTICLES OF INCORPORATION

                                       OF

                           MEDIA ADVISORY GROUP, INC.

         The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

         ARTICLE I

         The name of the corporation is: MEDIA ADVISORY GROUP, INC.

         ARTICLE II

         The period of duration of the corporation is perpetual.

          ARTICLE III

         The purpose or purposes for which the corporation is organized is to engage in any type of activity, within or without the United States which is lawful under the laws of the United States and the State of Florida.

          ARTICLE IV

         The street address of the initial principal office of the corporation and the mailing address of the corporation is: 20533 Biscayne Blvd., Suite N-304, Aventura, Florida 33180.

                                                                    Prepared by:

                                                         Ledyard H. DeWees, Esq.
                                                                270 NW 3rd Court
                                                            Boca Raton, FL 33432
                                                                     Bar #019426




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         ARTICLE V

         The total authorized capital stock of this Corporation shall consist of Five Thousand (5,000) shares of voting common stock, having a par value of $1.00 each, amounting in the aggregate to Five Thousand Dollars ($5,000.00). All stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes.

         The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. In any event, dividends on the common stock of this corporation shall have no cumulative rights whatsoever and dividends will not accumulate if the Directors do not declare dividends, whether or not there is a surplus available to the Board of Directors for the payment of dividends.

         Each shareholder of this corporation shall have one vote per share of issued and outstanding shares.

         ARTICLE VI

         The street address of the initial registered office of this Corporation is 270 NW Third Court, Boca Raton, FL 33432. The initial registered agent of this Corporation is: LEDYARD H. DEWEES.

          ARTICLE VII

         This Corporation shall have up to five (5) Directors, under such terms and conditions as shall be specified in the By-laws.




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         ARTICLE VIII

         The name and address of the person signing these Articles as the incorporator is:

                  Ledyard H. DeWees
                  270 NW Third Court
                  Boca Raton, Florida 33432

         ARTICLE IX

         The power to adopt, alter, amend or repeal By-laws shall be vested in the Board of Directors.

         ARTICLE X

         The Shareholders of this corporation shall not have preemptive rights to acquire corporation's unissued shares.

         ARTICLE XI

         The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of Incorporation when proposed and approved at a stockholder's meeting with not less than a majority vote of the issued and outstanding common stock.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 29th day of June, 1998.


                                       /s/ Ledyard H. DeWees
                                       -----------------------------------------
                                       Ledyard H. Dewees
                                       Incorporator



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                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

                  1.       The name of the corporation is: MEDIA ADVISORY GROUP.
                           INC.

                  2. The name and address of the registered agent and office is:

                           LEDYARD H. DEWEES
                           270 NW Third Court
                           Boca Raton, Florida 33432

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.



                                       /s/ Ledyard H. DeWees
                                       -----------------------------------------
                                       Ledyard H. Dewees

                                       June 29, 1998




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